Exhibit 10.3

SECOND AMENDMENT TO PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AGREEMENT (this “Second Amendment”) is dated as of February 27, 2013 (the “Amendment Date”) by and among RANCON REALTY FUND V, a California limited partnership (“Seller”), and 521 EAST 11TH ST. LLC, a California limited liability company, and 1250 FAIRFAX LLC, a California limited liability company (together, “Buyer”).

Recitals

A. Seller and Buyer are parties to that certain Purchase Agreement dated as of February 13, 2013 (the “Initial Agreement”), as amended by that certain First Amendment to Purchase Agreement dated as of February 15, 2013 (the “First Amendment” and together with the Initial Agreement, the “Purchase Agreement”), whereby, upon the terms and conditions set forth therein, Seller agreed to sell and Buyer agreed to buy the Property described in the Purchase Agreement.

B. Seller and Buyer Parties now desire to amend the Purchase Agreement as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree that the Purchase Agreement is hereby amended as follows:

1. Definitions. Capitalized terms used in this Second Amendment shall have the meanings set forth in the Purchase Agreement, except as otherwise defined herein.

2. Extension of Closing Date. Pursuant to its rights under the First Amendment, Seller has elected to extend the Closing Date to March 4, 2013. Accordingly, the definition of “Closing Date” in paragraph 15 of Addendum I to the Initial Agreement is hereby modified to read “March 4, 2013”.

3. Miscellaneous. This Second Amendment may be executed in counterparts, including facsimile counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Capitalized terms used in this Second Amendment but not defined herein shall have the meanings given to such terms in the Purchase Agreement. Except as specifically set forth in this Second Amendment, the Purchase Agreement shall be unmodified and shall remain in full force and effect.

[SIGNATURES ON FOLLOWING PAGE]

Second Amendment to Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first set forth above.

SELLER:

RANCON REALTY FUND V, a California limited partnership

By:		RANCON FINANCIAL CORPORATION, a California corporation, its general partner

	By:	/s/ Jeff Comerchero — Attorney-in-fact
Daniel L. Stephenson, President

By:		/s/ Jeff Comerchero — Attorney in fact
Daniel L. Stephenson, its general partner

BUYER:

521 EAST 11TH ST. LLC, a California limited liability company

By:		/s/ Robert Hanasab
Robert Hanasab, Authorized Agent

1250 FAIRFAX LLC, a California limited liability company

By:		/s/ Robert Hanasab
Robert Hanasab, Authorized Agent

First American Title Insurance Company

The undersigned executes this Second Amendment for the purposes of acknowledging its agreement to serve as escrow agent in accordance with the terms of this Second Amendment.

First American Title Insurance Company

By:	/s/ Liz Zankich Hahn
Liz Zankich Hahn, Senior Escrow Officer

Second Amendment to Purchase Agreement